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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K


( ) Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(X) Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                                 October 2, 1996


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                         Commission file number 1-12630


                       CENTERPOINT PROPERTIES CORPORATION



           Maryland                                         36-3910279
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)



                401 North Michigan Ave., Chicago, Illinois  60611


                                 (312) 346-5600
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Between April 30, 1996 and September 18, 1996, the Company acquired for an aggregate purchase price in excess of 10% of the total assets of the Company and its unconsolidated subsidiaries.

     On April 30, 1996, the Company acquired a fully leased 630,000 square foot industrial property located in Hodgkins, Illinois for approximately $13.2 million, which was funded with an advance on the Company's line of credit with LaSalle National Bank. The seller was Corporate Property Associates.

     In May, 1996 the Company acquired two fully leased industrial properties. On May 1, 1996, the Company acquired a 184,000 square foot property located in Milwaukee, Wisconsin for approximately $5.1 million from Toys "R" Us Delaware, Inc. and on May 20, 1996, the Company acquired an owner occupied 42,000 square foot property located in Elk Grove Village, Illinois for approximately $1.2 million from Florida Tile Industries, Inc. Both were funded with advances on the Company's line of credit with LaSalle National Bank.

     In June, 1996, two fully leased industrial properties were purchased utilizing the proceeds from a tax free exchange structure permitted under the Internal Revenue Service Code in which four previously owned properties were sold in May, 1996. On June 10, 1996, a 82,000 square foot property located in Elk Grove Village, Illinois was purchased for approximately $2.9 million. The seller was JMB Group Trust V. On June 6, 1996 a 202,000 square foot property located in Itasca, Illinois was purchased for approximately $10.0 million reduced by the assumption of a $5.7 million mortgage. The seller was Itasca Venture, L.P., an Illinois limited partnership, in which two of the Company's executive officers, Robert Stovall, Chief Operations Officer, and Michael Mullen, Executive Vice President of Acquisitions, were partners.

     Two other fully leased industrial properties were purchased in June, 1996. A 274,000 square foot industrial property in Franklin Park, Illinois was purchased on June 6, 1996 for approximately $9.3 million less the assumption of a $7.6 million mortgage. It was funded with working capital. A 152,000 square foot industrial property in Elk Grove Village, Illinois was purchased on June 27, 1996 for $5.2 million with an advance on the Company's line of credit with LaSalle National Bank. Both properties were acquired by purchase of the partnership interests in the Edge Venture and Elk Grove Limited Partnership, two partnerships in which Robert Stovall, the Company's Chief Operations Officer, and Michael Mullen, the Company's Executive Vice President of Acquisitions were partners.

     Each of the three foregoing transactions involving related parties was approved by the Independent Directors of the Company.

     On September 18, 1996, the Company acquired a fully leased 1,354,000 square foot industrial property in Northlake, Illinois for approximately $22.4 million. It was purchased from AG Communication Systems, Inc. and funded with a $16.0 advance

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     on the Company's line of credit with Lehman Brothers and in part with proceeds of a public offering completed on July 2, 1996.

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     ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     It is impracticable to provide the Audit Report of the acquired properties and the Company's Pro Forma financial information at this time. Those exhibits will be filed by November 28, 1996 or as they are completed.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CENTERPOINT PROPERTIES CORPORATION
                                        a Maryland corporation


                                        By:  /s/ Paul S. Fisher
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                                             Paul S. Fisher
                                             Executive Vice President and
                                             Chief Financial Officer
October 2, 1996                              (Principal Accounting Officer)